UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
November 20, 2015

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

introductory note
This Form 8-K/A of HF Financial Corp. (the “Company”) amends Item 5.07 of the Company’s Current Report on Form 8-K filed on November 27, 2015, which, due to a transmission error, did not include the information concerning the submission of matters to a vote of security holders. This Form 8-K/A is submitted to include that information.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The Company held its annual meeting of stockholders on November 20, 2015. The matters that were voted upon at the meeting, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
(b) David J. Horazdovsky and Michael M. Vekich were elected as Class I directors of the Company. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
David J. Horazdovsky	5,027,152	349,384	1,260,298
Michael M. Vekich	4,999,503	377,033	1,260,298

The proposed amendment to the Restated Certificate of Incorporation that would eliminate the age restrictions for persons eligible for election, reelection, appointment or reappointment to the Board of Directors of the Corporation was not approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,367,946	973,902	34,688	1,260,298

The advisory, non-binding resolution with respect to the compensation of our Named Executive Officers was approved. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
4,876,947	242,798	256,791	1,260,298

The appointment of Eide Bailly, LLP as the Company’s independent auditors for the year ending June 30, 2016 was ratified. The results of the vote were as follows:

For	Against	Abstain
6,564,009	42,015	30,810

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: November 30, 2015	By: /s/Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: November 30, 2015	By: /s/Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)